EXHIBIT 10.7 TO FORM 10

COOPERATIVE JOINT VENTURE
 CONTRACT

BETWEEN

SINO-MOGOLIAN INTERNATIONAL
 RAILROAD SYSTEMS CO., LTD.

AND

CLEAN COAL TECHNOLOGIES, INC.,
 FOR THE ESTABLISHMENT OF

SINO-MONGOLIAN INTERNATIONAL

INVESTMENT CO., LTD.

A SINO-FOREIGN COOPERATIVE JOINT VENTURE

2008

TABLE OF CONTENTS

CHAPTER 1 GENERAL PROVISIONS	1
CHAPTER 2 PARTIES TO THE JOINT VENTURE	3
CHAPTER 3 REPRESENTATIONS AND WARRANTIES	4
CHAPTER 4 ESTABLISHMENT OF THE JOINT VENTURE COMPANY	5
CHAPTER 5 PURPOSE AND SCOPE OF BUSINESS	6
CHAPTER 6 TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL	7
CHAPTER 7 RESPONSIBILITIES OF THE PARTIES	10
CHAPTER 8 BOARD OF DIRECTORS	13
CHAPTER 9 SUPERVISOR	15
CHAPTER 10 MANAGEMENT	15
CHAPTER 11 SALES	16
CHAPTER 12 PROCUREMENT	17
CHAPTER 13 PROFIT DISTRIBUTION	17
CHAPTER 14 PAYMENT TO CONTRACTORS	17
CHAPTER 15 FOREIGN EXCHANGE	18
CHAPTER 16 FINANCE, AUDIT, TAXES, ETC	18
CHAPTER 17 INSURANCE	19
CHAPTER 18 COMPLIANCE	19
CHAPTER 19 LABOR MANAGEMENT	20
CHAPTER 20 DURATION OF THE COMPANY	20
CHAPTER 21 TERMINATION	21
CHAPTER 22 DISSOLUTION AND LIQUIDATION	22
CHAPTER 23 FORCE MAJEURE	24
CHAPTER 24 CONFIDENTIALITY AND NON COMPETITION	24
CHAPTER 25 EXCLUSIVITY	25
CHAPTER 26 APPLICABLE LAW	26
CHAPTER 27 SETTLEMENT OF DISPUTES	26
CHAPTER 28 AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT	26
CHAPTER 29 MISCELLANEOUS	27

SCHEDULES

SCHEDULE 1: MAP OF THE LAND

SCHEDULE 2: MEMBERS OF THE INITIAL BOARD OF DIRECTORS OF THE COMPANY

EXHIBITS

EXHIBIT A: SUPPLY AGREEMENT

EXHIBIT B: TECHNOLOGY LICENSE AGREEMENT

i

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 1

GENERAL PROVISIONS

In accordance with the Law of the People 's Republic of China on Chinese foreign
Cooperative Joint Ventures, its detailed implementing rules (collectively the "CJV Law")

and other relevant Chinese laws and regulations, Sino-Mongolian International Railroad
Systems Co., Ltd. ("Party A") and Clean Coal Technologies, Inc. ("Party B"), adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest and establish a cooperative joint venture company (the "Company") in Xing' an League,
Inner Mongolia Autonomous Region, the People's Republic of China (the "PRC") and to that end hereby sign this Cooperative Joint Venture Contract (the "Contract'") this day

of

,

2008.

Article 1.1

Definitions.

The following terms used herein shall have the meanings as set forth below:

"Approval Authority" shall mean the Ministry of Commerce of the PRC, and/or its authorized agent or its successor authority.

"Articles of Association" shall mean the Articles of Association of the Company of even date herewith.

"Affiliate" shall mean a legal entity or natural person that, directly or indirectly, owns 5% or more of the equity capital of a Party ("Parent Entity") or any subsidiary of a Party or a Parent
Entity in which such Party or a Parent Entity owns 10% or more of the equity capital of such subsidiary.

"Board" or "Board of Directors" shall mean the board of directors of the Company.

"Change in Law" shall have the meaning ascribed thereto in Article 28.3.

"Clean Coal" shall mean clean coal products manufactured by using the proprietary technologies , patents, or intellectual property owned by Party B.

"Company" shall mean Sino-Mongolian International Investment Co., Ltd., a Sino-foreign cooperative joint venture limited liability company to be established hereunder.

"Confidential Information" shall have the meaning ascribed thereto in Article 24. 1.

"Contract" shall mean this Cooperative Joint Venture Contract and the Schedules and Exhibits attached hereto.

"Contractors" shall mean companies and individuals which will be contracted by the
Company to provide construction materials, technology components, consulting and oversight services, and Project Management services.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

"Customs Duties" shall mean such duties, surcharges or taxes as are levied by the
Government of the PRC for such equipment, assets, products or raw materials imported or exported by the Company or its authorized contractors or levied by any other government in respect thereof.

"Effective Date" shall have the meaning ascribed thereto in Article 29.1.

"Establishment Date" shall mean the date on which the original business license of the

Company is issued by SAIC.

"FSR" shall mean the feasibility study report jointly prepared by the Parties relating to the establishment and operation of the Company.

"Force Majeure" shall have the meaning ascribed thereto in Article 23.1.

"Gasification Company" shall mean the entity wholly or partially owned by Party A or one of its Affiliates which owns and operates gasification projects in the Industrial Park and other places.

"Industrial Park" shall mean the specific area designated to Party A by Xing'an League
Government for specific gasification and other related projects in which the Company is located.

"Joint Venture Products" shall mean Clean Coal and by-products such as chemicals, water and ashes, gasification derivatives, and other products as designated from time to time by the Board to be manufactured by the Company.

"Land" shall mean the land located within the Industrial Park with an area of 2.2 Km` (3300 Mu or approximate 544 acres) for the construction and operation of the first facility of the Company. A map of the Land is attached hereto as Schedule 1.

"Party" shall mean each of Party A and Party B, which are sometimes collectively referred to as the "Parties".

"Project Management/Manager" refers to both a function and/or an individual, who may be contracted to direct the overall project, or sub-sections of the project plan in accordance with established project management standards, practices, and controls.

"PRC'" or "China" shall mean the People's Republic of China.

"Related Contracts" shall include the Supply Agreement and the Technology License Agreement.

"RMB" or "Renminbi" shall mean the currency of the PRC.

"SAFE" shall mean the State Administration of Foreign Exchange, and/or its authorized agent or its successor authority.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

"SAIC" shall mean the State Administration for Industry and Commerce, and/or its authorized agent or its successor authority.

"Supply Agreement" shall mean a supply agreement entered into by and between the

Company, Gasification Company and Party B on or about the date hereof and attached hereto as Exhibit A, pursuant to which the Company shall supply Clean Coal to Gasification

Company.

"Technology License Agreement" shall mean a technology license agreement entered into by and between Party B and the Company on or about the date hereof and attached hereto as Exhibit B, pursuant to which the Company shall be authorized to use certain advanced technologies, either patented or not, legally owned or used by Party B in the manufacture of the Joint Venture Products.

"Three Funds" shall mean collectively the Reserve Fund, the Venture Expansion Fund, and the Staff and Workers Bonus and Welfare Fund to be established by the Company in accordance with relevant PRC laws and regulations.

"U.S." shall mean the United States of America.

"U.S. Dollars", "USS" or "S" shall mean the currency of the United States of America.

"VAT" shall mean Value Added Tax as levied from time to time by the governments of the PRC or any other government.

Article 1.2

Construction of Certain Terms and Phrases.

Unless the context of this Contract otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Contract; and

(iv) the terms "Article" or "Clause" refer to the

specified Article or Clause of this Contract.

CHAPTER 2

PARTIES TO THE JOINT VENTURE

Article 2.1

Parties to the Joint Venture.

The Parties to this Contract are:

(1)

"Party A", SINO-MONGOLIAN INTERNATIONAL RAILROAD SYSTEMS CO.,

LTD., a limited liability company duly organized and existing under the laws of the
PRC and registered in Hulun Buir, Inner Mongolia Autonomous Region, the PRC.

Registered Address:

Bayantuohai Road, Hulun Buir 021000, Inner Mongolia

Autonomous Region, the PRC

Legal Representative:

Wu Li Ji Mu Ren

Position:

Chairman of the Board

Nationality:

Chinese

n

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Phone:

(86-482) 841-2200

Fax:

(86-482) 841-3311

Email:

wulijimurenI @163.com

(2)

"Party B",CLEAN COAL TECHNOLOGIES, INC., a company duly organized and existing under the laws of the State of Nevada, the United States of America and

registered in the State of Nevada, U.S.

Principle Address:

12518

West Atlantic Boulevard, Coral Springs, Florida

33071, the USA

Legal Representative:

Douglas Hague

Position:

President & Chief Executive Officer

Nationality:

U.S.

Phone:

(1-954) 344-2727

Fax:

(1-954) 757-1765

Email:

doug.hague@att.net

CHAPTER 3

REPRESENTATIONS AND WARRANTIES

Article 3.1

Each Party's Representations and Warranties.

Each Party hereby represents and warrants to the other Party that as of the date of execution hereof:

(1)

it is a company duly organized, validly existing and in good standing with the status of an enterprise legal person under the laws of the PRC or of the State of Nevada,

U.S.A.;

(2)

the execution and performance by it of this Contract (i) are within its corporate power and scope of business, (ii) have been duly authorized by all necessary and appropriate corporate action, (iii) do not contravene its articles of association, (iv) do not contravene any law or contractual restriction binding on or affecting it and that it has full legal right, power and authority to perform and observe its obligations hereunder;

(3)

all authorizations, consents, licenses or approvals or other actions by, and all notices to or filings with, any governmental authority required for the due execution and performance by it of this Contract to which it will be a party have been obtained; and

(4)

this Contract once it has become effective, shall constitute the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

Article 3.2

Further Representations and Warranties of Party A

Party A hereby further represents and warrants to Party B that as of the date of execution hereof and during the Term of the Company:

(1)

it has sufficient funds to finance and shall make such funds available for the projects to be constructed by the Company hereunder;

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(2)

it has been assigned 80 billion metric tons of coal reserves in Inner Mongolia by relevant government authority of Inner Mongolia which it has committed as feed stock for the exclusive use by the Company.

Article 3.3

Further Representations and Warranties of Party B

Party B hereby further represents and warrants to Party A that

(1)

the technologies of Party B is able to improve the calorific value of any raw coals with the same characteristics as the sample coal supplied by Party A to a minimum of 5000 KC (approximately 10,000 BTU).

(2)

the equipment purchased in accordance with the technical specifications and requirements provided by Party B will meet the requirements for Party B's technologies to improve the calorific value of any raw coals with the same characteristics as the sample coal supplied by Party A to a minimum of 5000 KC (approximately 10,000 BTU).

CHAPTER 4

ESTABLISHMENT OF THE JOINT VENTURE COMPANY

Article 4.1

Establishment of the Company.

In accordance with the CJV Law and other relevant PRC laws and regulations, Party A and

Party B agree to jointly establish the Company as a limited liability company in Xing'an

League, Inner Mongolia Autonomous Region, the PRC.

Article 4.2

Name and Address, Branches.

(1)

The name of the Company in Chinese is:

'W N RAT

The name of the Company in English is: Sino-Mongolian International Investment Co., Ltd.

(2)

The registered address of the Company shall be at: No. 67, Xing'an Bei Road, Wuyi

Street, Ulanhot 137400, Inner Mongolia Autonomous Region, the PRC.

(3)

To the extent permitted by the PRC law, the Company may establish branches or business offices or subsidiaries only inside Inner Mongolia Autonomous Region, the PRC and the Republic of Mongolia with the consent of the Board of Directors and approval from the relevant PRC governmental authorities.

Article 4.3

Limited Liability.

The Company shall take the form of a limited liability company. The legal representative of Party A, Mr. Wu Li Ji Mu Ren, shall be the legal representative of the Company. The Company shall be liable for its debts to the extent of all its assets. The liability of each Party with respect to the Company shall be limited to the amount of its respective subscribed capital contributions required under this Contract.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 4.3

Company Shall Enjoy Protection of PRC Law.

The Company shall be an enterprise legal person under the laws of the PRC. The activities of the Company shall be governed by, and its legal rights and operational autonomy shall be fully protected in accordance with, the laws and regulations of the PRC.

CHAPTER 5

PURPOSE AND SCOPE OF BUSINESS

Article 5.1

Purpose.

The purpose of the Company will be to manufacture the Joint Venture Products by utilising advanced technology, either patented or not, licensed to the Company by Party B to supply Clean Coal to Gasification Company and sell the Joint Venture Products to such third parties as may be determined by the Board of the Company, in order to achieve favourable economic results and an acceptable rate of return for the Parties.

Article 5.2

Scope of Business.

The scope of the business of the Company shall include the following:

"The production, marketing and sale of products including but not limited to clean coal, chemical by-products, coal-to-oil or coal-to-gas derivatives, or other related products as the Board shall in its capacity designate from time to time and as approved by the relevant administration for industry and commerce, and related aftersale services."

The scope of the business of the Company shall be adjusted to accommodate any other business activities as approved by the Board from time to time, subject to any legally required governmental approvals and/or registrations.

Article 5.3

Phases of Construction of the Company

(1)

The first phase of the Company is to construct a facility inside the Industrial Park with an initial annual production capacity of 1.5 million metric tons. The initial plant will be completed within approximately 18 months starting from the commencement of the construction. The Company may, as it deems appropriate, plan to construct a second plant with

1.5

million metric tons of annual capacity in another county of

Xing'an League which will be subject to the resolution of the Board of the Company.

Thereafter the annual production capacity will be expanded to 5.0 million metric tons.

(2)

The second phase of the Company is to increase the total annual capacity of all the facilities located in Xing'an League to 80 million metric tons.

(3)

The third phase of the Company is to construct a second facility with the annual production capacity of 1

billion tons at the site of the coal mine in Nomenhan of

Hulun Buir with reserves of 80 billion metric tons.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(4)

To the extent feasible, all future projects between the Parties shall follow the same pattern of cooperation set up in this Contract and shall be subject to the terms and conditions herein.

CHAPTER 6

TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

Article 6.1

Total Investment and Registered Capital.

(1)

The total investment in the Company shall be Ninety Nine Million Nine Hundred

Ninety Thousand U.S. Dollars (US$99,990,000).

(2)

The registered capital of the Company shall be Thirty Three Million Three Hundred

Thirty Thousand U.S. Dollars (US$33,330,000).

(3)

The unit of currency for measuring, among other things, the total investment,

registered capital and contributions thereof for purposes of this Contract shall be U.S. Dollars and Renminbi. The exchange rate used for all contributions shall be the average of the buying and selling exchange rates published by the People's Bank of China for U.S. Dollars and Renminbi on the date on which the respective capital contributions are made.

Article 6.2

Cooperation Conditions.

(1)

Party A shall provide the following cooperation conditions:

a)

Cash: Twenty Four Million Nine Hundred Ninety Seven Thousand Five

Hundred U.S. Dollars ($24,997,500 US), representing 75% of the registered capital of the Company;

b)

Land use right to the Land of the Company;

c)

Readiness of the Land for the construction and installation of the Company's machinery and equipment, including but not limited to, railroad spurs, roads,

water, electricity, telecommunication and sewage associated with the transportation and production by the Company;

d)

Commitment of 80 billion metric tons of coal reserves in Inner Mongolia assigned to Party A by the government of Xing'an League as feed stock for the exclusive use by the Company.

e)

Commitment to cause Gasification Company to purchase all its feed stock from the Company unless the capacity of the Company is unable to satisfy its needs;

f)

Delivery to the plants of the Company all raw materials, and subsequent distribution of finished goods not intended for consumption within the coal gasification process.

(2)

Party B:

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

a)

Cash: Eight Million Three Hundred Thirty Two Thousand Five Hundred U.S.

Dollars ($8,332,500 US), representing 25 % of the registered capital of the

Company;

b)

License to use the patented clean coal technology of Party B subject to the terms and conditions of the Technology License Agreement;

c)

Technical supervision and support for the construction, installation and operation of the plants of the Company.

Article 6.3

Schedule of Capital Contributions.

Each Party shall contribute twenty percent (20%) of its share of the registered capital of the
Company within ninety (90) days after the Establishment Date and shall make the remaining capital contributions within two (2) years after the Establishment Date in accordance with the progress of the projects.

Article 6.4

Verification of Capital Contributions.

A certified public accountant registered in China shall be engaged by the Company to verify the respective capital contributions of each Party and provide a capital verification report.
The Company, upon the receipt of a satisfactory capital verification report, shall issue a capital contribution certificate signed by the Chairman of the Board to each Party. The capital contribution certificate shall include the following items: name of the Company; the
Establishment Date; the registered capital of the Company; the names of the Parties and their respective capital contributions; the date on which the capital contributions were made; and
the date of issuance of the capital contribution certificate. The capital contribution certificate shall be conclusive evidence of the respective Party's capital contribution to the Company.
The capital contribution certificate shall be effective once signed by the Chairman of the
Board and affixed with the seal of the Company, and shall be filed with the Approval
Authority and SAIC.

Article 6.5

Change in Registered Capital.

The registered capital of the Company may be adjusted, provided that any such adjustment is unanimously approved by the Board of Directors and submitted to the Approval Authority for examination and approval in accordance with the PRC law. Upon the approval of the
Approval Authority, the Company shall register the change in registered capital with SAIC.

Article 6.6

Change in Cooperation Conditions

The cooperation conditions offered by the Parties may be changed upon mutual agreement, and in which event, the parties shall renegotiate the profit distribution between the Parties on an equitable basis. Changes in the cooperation conditions and the profit distribution of the
Parties shall be reflected in a written amendment to this Contract and related documents.

Article 6.7

Loans.

The difference between the amount of total investment and the amount of registered capital of the Company may be raised by the Company by way of loans or other means of debt

i fnancing.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 6.8

Transfer of Interest in Registered Capital.

(1)

Except as hereinafter provided, no Party may transfer all or any part of its equity interest in the Company in any manner whatsoever without the prior consent of the other Party (such consent not to be unreasonably withheld), the unanimous approval of the Board of Directors, and the approval of the Approval Authority.

(2)

If either Party shall desire to transfer all or any part of its equity interest in the

Company to any third party, such Party (the "Transferring Party") shall secure a binding written offer from such third party (the "Third Party Offer") to purchase some or all of its equity interest in the Company (the "Transferring Party's Interest"). The
other Party (the "Non-Transferring Party") shall have a first right of refusal, exercisable within sixty (60) days of receiving notification of the Third Party Offer together with details of the identity and financial condition of such third party and identity of the controlling shareholder or shareholders of such third party, to purchase the Transferring Party's Interest in the Company as specified in this Article, on the same terms and conditions as stated in the Third Party Offer. Such first right of refusal shall be exercised by the Non-Transferring Party giving written notice to the
Transferring Party of its exercise of such option. If the Non-Transferring Party exercises its first right of refusal within such sixty (60) day period to purchase the
Transferring Party's Interest in the Company, then the Transferring Party's Interest shall be sold to such Non-Transferring Party on the same terms and conditions as stated in the Third Party Offer subject to approval by the Approval Authority.

(3)

If the Non-Transferring Party does not exercise its first right of refusal within such sixty

(60) day period, the Transferring Party may, subject to obtaining the prior written consent of the Non-Transferring Party (which consent shall not be unreasonably withheld) and the unanimous approval of the Board of Directors (and the Non-Transferring Party hereby agrees to cause the members of the Board of Directors designated by it to approve such transfer), transfer the Transferring Party's Interest to such third party provided that the third party shall be bound by all the provisions of this Contract as if it was an original party to this Contract and on such terms and conditions as stated in the Third Party Offer.

(4)

Following the transfer of the Transferring Party's Interest, the Transferring Party shall continue to observe and perform any obligations and liabilities under this Contract or the Articles of Association which have accrued prior to completion of the said transfer or which are expressed to survive the said transfer pursuant to this Contract unless such obligations and liabilities have been expressly accepted by the third party in writing and the said acceptance thereof has been approved unanimously by the Board of Directors.

(5)

Any sale, assignment or transfer of a Party's interest in the Company under this

Article shall not become effective until all necessary government approvals and registrations have been obtained or completed. With respect to any transfer under this
Article, the Parties agree to cooperate to effect such transfer, including causing members of the Board of Directors designated by each Party to approve such transfer,

applying to the Approval Authority for its approval and executing any required documents or doing any required things in connection with such transfer. Upon the

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

receipt of such approvals, the Parties shall cause the Company to cancel the then outstanding capital contribution certificates and to issue new capital contribution certificates to reflect the new ownership interests and to register the change in ownership with SAIC and other relevant authorities.

CHAPTER 7

RESPONSIBILITIES OF THE PARTIES

Article 7.1

Responsibilities of the Parties.

Each Party shall be responsible for performing the following respective obligations in a timely and effective manner:

(1)

assisting in the organizational and preparatory work for the Company prior to the establishment of the Board of Directors;

(2)

employing their respective best efforts in good faith to protect the trade names,

trademarks and other intellectual property owned by the Company or the other Party (whether as proprietor or licensee) from infringement;

(3)

refraining from mortgaging, pledging, permitting any liens or otherwise disposing of any property of the Company or of a Party's equity interest in the Company without the prior approval of the Board of Directors;

(4)

cooperating to achieve the purpose and goals of the Company as set forth in this

Contract and the Related Contracts by executing any and all documents and taking all actions necessary or advisable to effect the foregoing;

(5)

not permitting any borrowing or lending of money in the name of the Company, the issuance of any guarantee in the name of the Company or the establishment of any subsidiary, branch or business office of the Company without the prior approval of the Board of Directors; and

(6)

causing each of the Directors designated by the Parties to the Board to vote in favour of a resolution approving each of the Related Contracts, and authorizing the General
Manager or another officer of the Company to execute or ratify each of the Related
Contracts on behalf of the Company, as soon as possible after the Establishment Date, unless the execution of the same has been waived in writing by the Parties; and

(7)

assisting the Company in identifying, selecting and recommending qualified entities and individuals to be contracted by the Company to provide, but not limited to, raw materials, construction materials, mechanical and electrical components, software, software development, construction workers, and Project Management services for the coordination and oversight of the entire project.

Article 7.2

Further Responsibilities of Party A.

In addition to its other obligations under this Contract, upon the request of the Company, Party A shall assume the following responsibilities:

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD.

COOPERATIVE JOINT VENTURE CONTRACT

(1)

Implement and maintain the policies, practices and controls with respect to patent and trademark protection, including confidentiality agreements, non-disclosure agreements, non-compete agreements and access to proprietary information.

(2)

engaging a qualified technical institute to conduct land survey on the Land;

(3)

arranging for environmental evaluation of the projects;

(4)

assisting the Company in opening both RMB and U.S. Dollars current and capital accounts;

(5)

liaising with all appropriate authorities to cause the complete and timely implementation of this Contract and the Related Contracts and the transactions contemplated hereby and thereby;

(6)

assisting the Company in preparing, submitting and monitoring applications for, and obtaining all necessary approvals, permits, certificates and licenses required in connection with the conduct of the Company's business, including any required import licenses covering the import of technology, equipment, software, technical data or related materials into the PRC in connection with the transactions contemplated hereby;

(7)

assigning the land use right to the Land to the Company and complete the required formalities for such assignment within one hundred and eighty

(180) days upon

execution of this Contract;

(8)

without violation of the PRC law, using its best efforts to assist the Company in causing relevant authorities to secure that the Company shall, to the extent possible, enjoy adequate, reliable and uninterrupted access to various utilities and services required for the operations of the Company, including but not limited to access roads to the Land, electricity, water, steam, telecommunication, effluent treatment, and any other required utilities and/or services, throughout the existence of the Company on the terms and conditions which shall be no less favourable than those available to any companies similarly situated in the Industrial Park;

(9)

assisting the Company in completing all import formalities and obtaining any

Customs Duty and VAT exemption certificates for materials and equipment to be imported by the Company;

(10)

assisting the Company in arranging PRC entrance and exit formalities and work permit certificates for the expatriate personnel of the Company and assisting in providing accommodations compatible with the style and standard of living of such personnel in their respective home countries and assisting such employees in making all PRC domestic travel arrangements, if applicable;

(11)

without violation of the PRC law, using its best efforts to assist the Company in causing relevant authorities to secure that the Company shall be entitled to the taxes and preferential benefits available and assisting the Company in applying for all permitted reductions in, or rebates of, or exemptions from, PRC income taxes

1

1

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(including withholding taxes), import duties, VAT, business and consumption taxes, local surcharges, real estate taxes, vehicle taxes or any other tax reductions, rebates or exemptions to which the Company is currently or may in the future become entitled so as to obtain the maximum benefit of such reductions, rebates or exemptions;

(12)

assisting the Company in applying for certification of the Company as a

"technologically advanced enterprise", "high and new technology enterprise" and
"environmental friendly enterprise" (if applicable), the appropriate confirmation certificates and associated benefits;

(13)

assisting the Company in obtaining from the appropriate PRC authorities all necessary licenses and foreign exchange approvals to permit the repatriation out of the PRC of all profits, dividends, return of capital and proceeds of liquidation and sale of equity interest payable to Party B, and the salaries and benefit payments of the expatriate personnel of the Company in foreign exchange, after the payment of applicable PRC income taxes, if any;

(14)

providing information concerning technical and economic factors affecting the Joint

Venture Products;

(15)

assisting the Company in identifying, evaluating, interviewing, and recommending management and staff for the Company (subject to the approval of the Board of

Directors of the Company) for the initial start-up of the Company and on an as-needed basis following the commencement of operations of the Company;

(16)

providing training to the management and staff of the Company on relevant technical and business skills particularly in relation to the characteristics and considerations associated with the dedicated coal reserves.;

(17)

providing assistance to the Company management, as required, relating to technical or business skills that may arise in the operation of the Company;

(18)

assisting in discussions with local, provincial, and central government authorities, as required, to obtain support or assistance for any projects that the Company may engage in and to assist the Company maintain a good working relationship with relevant regulatory bodies;

(19)

supplying of raw coal in quantities required to achieve the production capacities of the

Company;

(20)

providing assistance to the Company in obtaining feed stock from third-party suppliers to support the operations of the Company; and

(21)

other matters referred to it by the Company for which Party A agrees to provide assistance.

Article 7.3

Further Responsibilities of Party B.

In addition to its other obligations under this Contract, upon the request of the Company,

Party B shall assume the following responsibilities:

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(1)

providing the feasibility study report for Party B's clean coal technologies;

(2)

providing site requirements and specifications for the clean coal facilities of the

Company:

(3)

assisting the Company in selecting, engaging and supervising the work of qualified contractors for the construction, erection and installation of the clean coal facilities of the Company;

(4)

providing technical support and supervision during the course of the preparation,

construction and operation of the clean coal facilities of the Company;

(5)

instructing and training selected Chinese technical personnel and staff of the

Company;

(6)

assisting the Company to utilize advanced management systems;

(7)

preparing, submitting and monitoring applications to obtain all necessary USA governmental approvals, including any required USA licenses covering the export of technology, equipment, software, technical data or related materials from the USA to the PRC in connection with the transactions contemplated hereby;

(8)

procuring equipment outside of the PRC;

(9)

relocating expatriate staff, nominated and appointed by Party B, to their home countries upon completion of their assignment with the Company, if applicable;

(10)

providing information concerning technical and economic factors affecting the Joint

Venture Products;

(11)

preparing and submitting a proposal regarding the operation and management of the

Premises; and

(12)

other matters referred to it by the Company for which Party B agrees to provide assistance.

Article 7.4

Expenses.

The costs and expenses incurred by the Parties for fulfilling the above responsibilities will be reimbursed by the Company with satisfactory documents evidencing such costs and expenses and subject to the approval by the Board of Directors.

CHAPTER 8

BOARD OF DIRECTORS

Article 8.1

Formation.

The date of the issuance of the business license of the Company shall be the date of the establishment of the Company and the Board of Directors.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 8.2

Board Composition and Term of Office.

The Board of Directors of the Company shall consist of five (5) persons. Party A shall appoint three (3) persons and Party B shall appoint two (2) persons. The Chairman shall be nominated and appointed by Party A. The Chairman is the legal representative of the Company. The term of office of the Directors and the Chairman shall be three (3) years, provided that any Party may replace any of their appointed Directors during the term of their office. Directors shall not receive any remuneration from the Company for their services. However, travel, accommodation and other expenses incurred by the Directors for the business of the Company shall be reimbursed by the Company upon its examination and approval. Directors are eligible to serve consecutive terms if they are re-appointed by the Parties. The names of the members of the initial Board of Directors appointed by the Parties are set forth in Schedule 2 attached hereto.

Article 8.3

Liability Insurance

The Company shall purchase and maintain at all times during the Tenn of the Company liability insurance and other appropriate insurance for all the Directors of the Board of the Company to

be underwritten by companies authorized to underwrite such coverage in China.

Article 8.4

Authority of the Board.

The Board of Directors is the highest authority of the Company and shall decide all major issues of the Company. The following matters shall require the unanimous vote of all Directors present at a duly convened meeting of the Board or unanimous written consent if adopted by a written resolution without a meeting:

(1)

amendment of the Articles of Association;

(2)

increase or decrease in the registered capital of the Company;

(3)

dissolution of the Company;

(4)

any mortgage of the assets of the Company to any third party; and

(5)

merger with another organization, division or change of the form of the Company.

Decisions with respect to all other matters shall be adopted if they receive the affirmative votes of four (4) members of the Board, present and voting in person or by proxy, or in the case of a written resolution, by four (4) members of the Board, unless as otherwise specified elsewhere herein.

Article 8.5

Further Powers and Procedures.

The detailed powers and procedures of the Board shall be as set forth in the Articles of

Association.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 9

SUPERVISOR

Article 9.1

Appointment.

The Company shall have one (1) Supervisor, which shall be appointed by Party B. Directors and senior management personnel shall not hold the post of Supervisor concurrently. The term of office of the Supervisor shall be three (3) years and a Supervisor can serve consecutive terms if reappointed.

Article 9.2

Duties and Powers.

The Supervisor shall exercise the following duties and powers:

(a)

inspect the finances of the Company;

(b)

supervise the performance of duties by directors and senior management personnel and propose to remove a director or senior management personnel who violates the provision of the laws and administrative regulations and the
Articles of Association of the Company or the resolutions of the Board of

Directors;

(c)

require a director or senior management personnel who acts against the interests of the Company to make correction;

(d)

propose to convene a special Board meeting, convene and chair a Board meeting when the Board of Directors fails to convene and chair a meeting in accordance with the provisions herein;

(e)

make proposals at the Board meetings;

(f)

file a lawsuit against a Director or senior management personnel in accordance with relevant laws; and

(g)

other duties and powers stipulated in the Articles of Association of the Company.

The Supervisor may attend meetings of the Board of Directors and query resolutions of the

Board of Directors or give suggestions. The Supervisor may conduct investigation upon discovering irregularities in the business operations and may appoint an accounting fine to assist in the investigation if necessary and expenses therefore shall be borne by the Company.

CHAPTER 10

MANAGEMENT

Article 10.1

Management.

The Company shall operate under the system of responsibility by the General Manager under the leadership of the Chairman of the Board of Directors. The Company shall have one
General Manager, who shall be nominated by Party A or, at the Company's absolute

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

discretion, recruited from the open market and officially appointed by the Board. The Company shall also have one Chief Financial Officer, who shall be nominated by Party B and appointed by the Board. The responsibilities of the General Manager shall be to carry out various decisions of the Board of Directors and to conduct routine activities of the Company. The General Manager and the Chief Financial Officer shall report directly to the Chairman and the Board of Directors.

The General Manager may appoint Vice General Managers subject to the approval of the

Board of Directors and they shall handle matters assigned by the General Manager and shall be responsible to him.

The construction and commissioning of the individual plants contemplated under this
Contract will be the responsibility of a Project Manager who will either be an individual, or a company recommended by either Party and contracted by Company upon approval by the

Board of Directors, and who will report to the General Manager. The Project Manager's responsibilities will include, but not limited to the coordination and management of all vendor and sub-contractor relationships, construction schedules, licensing, permitting, plant testing and final commissioning.

Department managers may be appointed by the General Manager in light of the Company's needs, provided that the Board has no objection to such appointment. They shall be responsible for the work in various departments of the Company, shall handle matters assigned by the General Manager and shall be responsible to him.

Article 10.2

Power of the Board to Dismiss Officers.

The Board of Directors may. by a resolution adopted by a four (4) affirmative votes of the Board of Directors, at any time remove the General Manager, Chief Financial Officer, Vice General Managers, Project Manager, department managers or other senior officers.

Article 10.3

Responsibilities of Senior Officers, etc.

The detailed responsibilities of the General Manager and other senior officers as well as other matters concerning the management of the Company are set forth in the Articles of

Association.

CHAPTER 11

SALES

Article 11.1

Sales

The Clean Coal produced by the Company will be primarily designated for the gasification projects of the Gasification Company; however, the Company may sell clean coal as a fuel for power plants and other industrial applications in addition to the sale of chemical products and other by-products to third parties.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 12

PROCUREMENT

Article 12.1

Procurement of Equipment

The materials and components for the Company's clean coal plants will be provided through a combination of US, foreign, and Chinese domestic suppliers. The final determination of the sourcing of these items will be determined after evaluation and qualification by Party B.

Article 12.2

Procurement of Feed Stock

Party A has agreed that the 80 billion metric tons of coal reserves assigned to Party A by relevant government authority in Inner Mongolia shall be used as feed stock for the exclusive use by the Company. The Company may also purchase feed stock from other sources as determined by the Board of Directors.

CHAPTER 13

PROFIT DISTRIBUTION

Article 13.1

Profit Distribution.

(1)

After payment of income taxes in accordance with law and allocation to the Three

Funds, the net profits of the Company made through the sales of the Joint Venture
Products to parties other than Gasification Company shall be distributed to the parties at follows:

Party A: 75%; Party B: 25%

(2)

Party B is also entitled to

2.5% on the revenue generated by the Gasification

Company by using the Clean Coal supplied by the Company as raw materials.

Article 13.2

Risk Sharing.

Each Party shall share the risks and losses of the Company according to their respective share of the registered capital of the Company as set forth in Article 6.2 herein.

CHAPTER 14

PAYMENT TO CONTRACTORS

Article 14.1

Payment to Contractors.

The company will be responsible for the payment of all goods, materials and services provided as part of the construction of the clean coal plant by its various contractors. These include, but are not limited to, raw materials, construction materials, mechanical and electrical components, software, software development, construction workers, and Project

Management services for the coordination and oversight of the entire project.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 15

FOREIGN EXCHANGE

Article 15.1

Foreign Exchange Administration

All foreign exchange matters of the Company shall be handled in accordance with the relevant provisions of the PRC Foreign Exchange Administration Regulations and other relevant PRC laws and regulations as well as with the provisions of the Articles of

Association.

Article 15.2

Foreign Exchange Transactions

All transactions of the Company's foreign exchange shall be handled through the Bank of China or other banks authorized by the SAFE.

CHAPTER 16

FINANCE, AUDIT, TAXES, ETC.

Article 16.1

Accounting System.

The financial affairs and accounting of the Company shall be handled in accordance with relevant PRC laws and regulations including in particular the Accounting System for Enterprises and other relevant laws and regulations.

Article 16.2

Audit.

The Company shall keep true and accurate accounting records of all operations of the
Company and shall submit monthly statements to each Party within 30 days after the end of the month to which they relate. An appropriate independent accounting firm registered in
China and approved by the Board of Directors shall be engaged by the Company. as its outside auditor, to examine and verify the year end statements, and such accounting firm shall submit its report to the Board of Directors. The Company shall submit to each Party the year end statements no later than 90 days from the end of the fiscal year, together with the audit report of the independent auditor. Internal auditing may be conducted as deemed necessary by the Board of Directors of the Company.

Article 16.3

Three Funds.

The Company shall establish and contribute annually from its after-tax profits to the Three Funds. The amount to be contributed to the Three Funds will be determined by the Board of Directors in accordance with the PRC law.

Article 16.4

Personal Income Tax.

All employees of the Company shall pay personal income taxes in accordance with applicable PRC law which shall be withheld and paid by the Company.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 16.5

Tax Preferences.

With the assistance of Party A, the Company shall apply for and obtain all permitted reductions in, or exemptions from, PRC income taxes, withholding taxes, import duties, VAT, business and consumption taxes, local surcharges, real estate taxes (including land value appreciation taxes, if any), vehicle taxes or any other tax reductions, rebates or exemptions to which the Company is currently, or may in the future become, entitled. Without limiting the generality of the foregoing, the Parties and/or the Company shall:

(1)

submit an application to the relevant authority for the certification of the Company as a State encouraged foreign investment project and for the exemption of Customs

Duties and VAT for the import of the equipment based on the FSR, and

(2)

apply to the relevant authority for confirmation of the Company as a "technologically advanced enterprise", "high and new technology enterprise" and "environmental friendly enteprise".

Article 16.6

U.S. Tax Elections.

Party A and Party B agree to allow Party B to make any U.S. tax elections that are favorable to the U.S. tax treatment of this Contract without prejudice to the rights and tax liability of the Company and Party A under the PRC law and without violation of the PRC law.

CHAPTER 17

INSURANCE

Article 17.1

Insurance.

The Parties shall cause the Company to be covered by appropriate insurance policies underwritten by an insurance company that is permitted to underwrite insurance policies in the PRC and approved by the Board of Directors.

CHAPTER 18

COMPLIANCE

Article 18.1

Compliance.

Party A hereby acknowledges that Party B is subject to the laws and regulations of the United

States of America, including without limitation, the Foreign Corruption Practices Act ("FCPA")

which prohibits the bribing of any foreign official, any foreign political party, or any candidate for foreign political office by any company for the purpose of obtaining or retaining business. It is the Party B's strict policy and intentions at all times to be in compliance with the FCPA. Party A acknowledges that Party B's entering of this Contract is conditioned upon Party A's pledge that he will not violate the FCPA. Any action by Party A determined in good faith by Party B to be in contravention of FCPA shall result in immediate termination of this Contract and any other business relationship with the Company.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 19

LABOR MANAGEMENT

Article 19.1

Recruitment.

The Company will have the full autonomy to make all decisions and recruit any number of employees required for the construction, commissioning, and operation of the Company according to the Company's needs and criterion. Party A will recommend the most appropriate candidates and provide any other assistance to facilitate the Company's efforts in the recruitment of all Chinese employees. Employees employed by the Company shall sign a separate labour contract with the Company.

Labour plans and contracts covering the recruitment, qualifications and testing, employment, dismissal and resignation, wages, labour insurance, welfare, bonuses, labour discipline, retirement insurance and other matters concerning the staff and workers of the Company shall be handled in accordance with the PRC Labour Law, the PRC Labour Contract Law and relevant laws and regulations of the PRC and the local government.

Article 19.2

Management Personnel.

The Board of Directors shall decide on the salaries, subsidies, social insurance, welfare and standard of travel expenses for the General Manager, Vice General Managers and other employees.

Article 19.3

Trade Union.

To the extent required by law, the Company shall pay sufficient amount to the Company's trade union for such trade union's use in accordance with the applicable laws of the PRC on the management of trade unions.

CHAPTER 20

DURATION OF THE COMPANY

Article 20.1

Duration.

The duration of the Company shall be thirty (30) years from the Establishment Date, subject to the terms of CHAPTER 21. The duration of the Company may be extended at the end of its term if an application for the extension of the duration, proposed by one Party and unanimously approved by the Board of Directors, shall be submitted to the Approval

Authority one hundred and eighty (180) days prior to the expiry date of the Company.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

CHAPTER 21

TERMINATION

Article 21.1

Tennination Events.

Any one or more of the following events or conditions shall constitute a "Termination Event":

(1)

if the Company's duration expires without extension; or

(2)

if the Company suffers heavy losses and is unable to continue its operations, as determined by the Board of Directors; or

(3)

if the Company is unable to continue operations for ninety (90) consecutive days or more because of an event of Force Majeure, unless otherwise agreed in writing by the

Parties; or

(4)

if a Party commits a material breach of this Contract or the Articles of Association,

causing a material adverse effect on the financial condition or business operations of the Company, and such breach is irremediable, or if such breach shall be remediable, fails to remedy such material breach within a period of sixty (60) days after notice in writing from the other Party or the Board of Directors to remedy such breach; or

if any Party has breached its representations and warranties contained herein; or if the Parties agree in writing to terminate this Contract; or

if bankruptcy proceedings are filed by or against any Party; or

if the Board of Directors is unable to make a determination on any matter material to the operation of the Company and such matter fails to be resolved to the satisfaction of the Parties; or

(9)

if a Change in Law occurs and the Parties are unable to agree upon necessary adjustments within a ninety (90) day period after the occurrence of the Change in Law or are unable to implement any such adjustments to give effect to the provisions of Article 28.3 within a one hundred and eighty (180) day period after the occurrence of the Change in Law; or

(10)

if Party A breaches its obligations under Article 18.1.

(11)

if any Related Contract is not executed within three

(3) months after the

Establishment Date or is terminated for any reason, unless otherwise agreed by the

Board of Directors; or

(12)

if the Company is lawfully liquidated or its business license is lawfully revoked.

(13)

if Party A breaches its obligations of confidentiality, or infringes the intellectual property of Party B.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 21.2

Notification Procedure.

Upon the occurrence of a Termination Event described in Article 21.1

(1),

(2),

(3),

(6),

(8),

(9),

(1

1) or (12), any Party may notify in writing the other Party and the Board of Directors that a Termination Event has occurred. Upon the occurrence of a Termination Event described in Article 21.1

(4),

(5),

(7),

(9) or

(13), the non-defaulting/bankrupt Party may

notify in writing the defaulting/bankrupt Party and the Board of Directors that a Termination

Event has occurred. Within thirty

(30) days of any such notification, the Parties shall

commence negotiations and endeavour to resolve the reason for the Termination Event. In the event matters are not resolved to the satisfaction of all Parties within thirty (30) days after commencement of negotiations, this Contract shall be terminated and the Company be dissolved.

Article 21.3

Each Party's Rights and Obligation on Termination.

If a Termination Event occurs due to any breach of this Contract or the Articles of Association by a Party, the non-breaching Party shall have the right to claim damages against the breaching Party for the reasonable losses incurred by it. The termination shall not affect a Party's accrued rights and obligation at the date of termination and any rights which specifically or by its nature survive the termination of this Contract.

Article 21.4

Approval Procedures.

Termination of this Contract based on any termination events in Article 21.1 shall be subject to the approval of the Approval Authority based on the application of the Board of the Company or the non-defaulting Party.

CHAPTER 22

DISSOLUTION AND LIQUIDATION

Article 22.1

Dissolution.

Upon termination of this Contract pursuant to provisions of this Contract, without prejudice to each non-defaulting Party's unilateral right to seek approval for dissolution of the Company, the Board of Directors shall adopt a resolution for the liquidation and dissolution of the Company and submit such resolution together with other necessary documents to the Approval Authority for its approval. Each Party shall cause the members of the Board of Directors designated by it to vote in favour of such resolution if such an action is legally required for dissolution and liquidation.

Article 22.2

Liquidation Committee.

Within fifteen (15) days of the approval of the dissolution of the Company by the Approval

Authority, the Board of Directors shall establish a four (4) person Liquidation Committee. The Board of Directors shall appoint two (2) nominees of Party B, one of whom shall serve as chairman of the Liquidation Committee, and two (2) nominee of Party A. The Liquidation Committee shall establish procedures for liquidation of the assets of the Company and settling the liabilities thereof as described below and in compliance with the relevant PRC laws and regulations.

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Article 22.3

Duties of the Liquidation Committee.

In addition to other obligations set out in this Contract and under PRC law, the Liquidation

Committee shall, subject to confirmation by the Board of Directors, perform the following:

(1)

prepare a balance sheet and detailed list of the Company's assets;

(2)

prepare a liquidation plan for settling the Company's outstanding liabilities;

(3)

publish an announcement for the benefit of unknown creditors and notify known creditors in writing concerning the liquidation of the Company in accordance with relevant PRC law;

(4)

handle all unfinished matters of the Company;

(5)

pay in full any outstanding taxes of the Company;

(6)

settle claims and debts of the Company;

(7)

dispose of property/proceeds;

(8)

represent the Company in bringing or defending any legal actions on behalf of the

Company; and

(9)

return, or satisfactorily dispose of all materials protected under the Technology

License Agreement.

The Liquidation Committee may. with the approval of the Board of Directors, engage accountants, appraisers, lawyers and other third parties, to assist with the liquidation process. The Liquidation Committee shall submit the Company's balance sheet, a detailed list of its assets, a description of the basis of evaluation of the Company's assets and a plan of liquidation prepared by it to the Board of Directors for confirmation, and the Board of Directors shall submit such to the Approval Authority for the record.

Article 22.4

Priority Disbursements.

Liquidation expenses and expenses of the Liquidation Committee (including fees payable to third party service providers) shall be paid out of the remaining assets of the Company (if any)

by according such expenses a first priority in the distribution of such assets. Liquidation expenses include:

(1)

fees required for the management, sale and distribution of the Company's assets;

(2)

public announcement and litigation fees; and

(3)

other fees incurred in the course of liquidation.

Article 22.5

Residual Assets.

After the Liquidation Committee has settled all the legitimate debts of the Company

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(including, if applicable, the expenses of the Liquidation Committee in accordance with
Article 22.4), all remaining assets of the Company, if any, shall be distributed to the Parties in proportion to their equity ratio.

Article 22.6

Publication.

After all accounts have been settled, the Company shall present a report to the Approval
Authority and shall complete formalities with SAIC to cancel the Company's business registration and surrender its business license. In addition, a public announcement concerning the winding up of the Company shall be made.

CHAPTER 23

FORCE MAJEURE

Article 23.1

Force Maie ure.

Either Party shall be excused from its obligations hereunder when and to the extent that performance is delayed or prevented by any event of Force Majeure. "Force Majeure" shall mean any circumstance or event which is unforeseen and beyond the reasonable control of a
Party, and which is unavoidable notwithstanding the reasonable care of such Party, and shall include, without limitation, force of nature, fire, explosion, geological change, storm, flood, earthquake, lightning, act of war or public enemy, change of prices of raw material or energy, or total or partial failure of the sources of supply of materials or energy or of means of transportation, governmental restraint, strikes, lockout, work stoppage or other industrial action or disturbance by workers or employees.

The Party affected by Force Majeure which seeks to excuse its performance under this
Contract shall promptly notify the other Party advising of the excuse and the steps it will take to complete such performance. Each Party seeking to excuse its performance will be excused from such performance to the extent such performance is delayed or prevented provided that the Party so affected shall use its best efforts to complete such performance. The Parties agree to resume performance hereunder promptly whenever the causes of such excuse are cured or remedied.

Article 23.2

Termination because of An Event of Force Majeure.

Notwithstanding Article 21.1(3), if an event of Force Majeure continues for an uninterrupted period of ninety (90) days or more, either Party may forthwith by notice in writing to the other Party terminate this Contract.

CHAPTER 24

CONFIDENTIALITY AND NON COMPETITION

Article 24.1

Confidentiality.

Except in circumstances where the prior consent of the other Party has been obtained, during

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

the continuance of the Company and for a period of five (5) years after its termination. no
Party to this Contract shall, nor shall it permit any of its directors, officers, employees and agents or the directors, officers, employees and agents of the Company or an Affiliate to, divulge to any person any trade secret, or secret process, method or means, or any other confidential information concerning the business of the Company or the other Party (the
"Confidential Information") that comes to the knowledge of such Party or employee or agent by reason of its being a Party to this Contract or employee or agent of the Company or any
Party or the Affiliate of such Party. Each Party shall advise its directors, officers, employees and agents receiving such information of the existence of and the importance of complying with the obligations set forth in this Article, including by the inclusion of confidentiality provisions in the employment or other contracts entered into with such persons. This Article shall not apply to any Confidential Information which (i) is or becomes known publicly through no wrongful act or breach of this Contract by the disclosing Party or persons acting on its behalf; (ii) was already known to the receiving Party at the time of disclosure as shown by its internal records; (iii) is disclosed to the receiving Party by a third party under no obligation of secrecy to the other Party; (iv) is developed independently by an employee or agent of the receiving Party without knowledge of the Confidential Information; (v) is approved for release by written authorization of the other Party or the Company; or (vi) is disclosed as required by law.

Article 24.2

Public Announcements.

At all times hereafter, no Party shall issue any press release or an announcement or other public statement with respect to this Contract, the Company or the transactions contemplated hereby which relates to (i) any dispute or difference of opinion between the Parties, (ii) any

Confidential Information or proprietary information concerning or relating to the terms of this
Contract or the other Party, and (iii) any information which could affect adversely the reputation of the Company or the other Party, without the prior approval of such other Party, which consent will be required to be given both as to fact of the announcement and as to the content thereof, unless otherwise, and to the extent, required by law.

Article 24.3

No Solicitation.

Each Party undertakes that it shall not, for so long as it owns any interest in the Company and for a period of twenty four (24) months after it ceases to own any interest in the Company solicit or entice away or attempt to solicit or entice away from the Company any employees,

customers or any person who is or has at any time within one (1) year prior to the date in question been or employee, customer, client, agent or correspondent of, or In the habit of dealing with, the Company.

CHAPTER 25

EXCLUSIVITY

Article 25.1

Exclusivity.

Each Party agrees to hold the other Party as its exclusive partner for projects of the same or similar nature to the Company within the territory of Inner Mongolia Autonomous Region of the PRC and the Republic of Mongolia (the "Territory"). However, Party B shall have the option to choose other partners for projects in the Territory which Party A has expressly

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

refused to participate. Outside the Territory, either Party has the option, within thirty (30) days upon receipt of written notice from the other Party, to participate in projects that the other Party intends to cooperate with any third party under the same conditions and terms as offered to such third party.

CHAPTER 26

APPLICABLE LAW

Article 26.1

Applicable Law.

The formation of this Contract, its validity, interpretation, execution and settlement of any disputes arising hereunder shall be governed by, and construed in accordance with, the laws and regulations of the PRC.

CHAPTER 27

SETTLEMENT OF DISPUTES

Article 27.1

Arbitration.

(1)

Should any dispute arise from the execution or implementation of this Contract or otherwise relating thereto, both Parties shall resolve the dispute through friendly negotiations. If the dispute cannot be resolved by negotiations within thirty (30) days after one Party has issued a written notice to the other Party requesting the commencement of such negotiations, then either Party may submit it to the Hong Kong International Arbitration Centre ("HKIAC") for arbitration in accordance with its rules then in effect and the following provisions:

(a)

the arbitration shall be conducted in English and Chinese and three

(3)

arbitrators

(one appointed by each Party and the third appointed by the

Chairman of HKIAC) may refer to both the English and Chinese text of the

Contract;

(b)

the arbitration award shall be final and binding on the Parties and shall be enforced in accordance with its terms; and

(c)

the costs of arbitration shall be borne by the Party as designated in the arbitration award.

(2)

During the process of negotiation and arbitration, the Parties shall continue to implement this Contract without interruption, except for matters in dispute.

CHAPTER 28

AMENDMENT, ALTERATION AND DISCHARGE OF THE CONTRACT

Article 28.1

Amendments.

Any amendment to this Contract and the Articles of Association of the Company must be approved unanimously by the Board of Directors and must be submitted to the Approval

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Authority for its approval, and must be recorded in a written document signed by the Parties.

Article 28.2

Improvement in Terms.

If, after the date hereof, the issuance, amendment, supplement or rescission by the PRC or any subdivision or agency thereof, of any tax, foreign exchange, customs or any other laws, rules, regulations or decrees, or the interpretation thereof permits terms and conditions more favourable to the Company or any Party than the terms of this Contract or the laws, rules, regulations and decrees applicable to the Company or such Party of the date of this Contract, the Company or such Party or both shall receive the benefits of such new conditions, and each Party shall exercise its best efforts to assist the Company to obtain the appropriate PRC approvals, if any, required to qualify for the benefit of such new laws, rules, regulations, decrees or interpretation thereof.

Article 28.3

Economic Adjustment and Change in Law.

If any Party's economic benefits are adversely and materially affected by the promulgation of any new laws, rules or regulations of China or the amendment or interpretation of any existing laws, rules or regulations of China after the date of this Contract (a "Change in Law"), the Parties shall promptly consult with each other and use their best endeavours to implement any adjustments necessary to better protect each Party's benefits.

CHAPTER 29

MISCELLANEOUS

Article 29.1

Effective Date.

Unless otherwise provided herein or in the Related Contracts, this Contract (including all its
Schedules/Exhibits) shall become effective on the Effective Date which shall be the date when the FSR, this Contract (including its Schedules/Exhibits) and the Articles of

Association have been signed by both Parties and approved by the Approval Authority.

Article 29.2

Prior Agreements.

This Contract and its Schedules/Exhibits, which are hereby incorporated by reference as inseparable and integral parts of this Contract, constitute the whole and entire agreement between the Parties and shall supersede any other previous oral or written agreements or communications between the Parties relating to the Company or the joint venture relation between the Parties created hereby.

Article 29.3

Notice.

All notices or other communications under this Contract shall be in writing and shall be delivered or sent to the correspondence addresses or facsimile numbers of the Parties set forth in Article 2.1 or to such other addresses or facsimile numbers as may be hereafter designated in writing on seven days' notice by the respective Parties. All such notices and communications shall be effective (i) on the date when delivered personally; (ii) on the date when sent by telex, facsimile or other electronic means with sending machine confirmation;

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

(iii) ten

(10) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) four (4) days after deposit with a commercial overnight courier, with written verification of receipt.

Article 29.4

Headings.

The headings of the Articles of this Contract are for convenience of reference only and shall not be deemed or construed as in any way limiting or extending the language of the provisions to which such headings may refer.

Article 29.5

Severability.

If any provision of this Contract should be or become fully or partially invalid, illegal or unenforceable in any respect for any reason whatsoever, the validity, legality and enforceability of the remaining provisions of this Contract shall not in any way be affected or impaired thereby.

Article 29.6

No Immunity.

To the extent that any Party may be entitled in any jurisdiction to claim for itself or any of its property or assets immunity in respect of its obligations under this Contract from service of process, jurisdiction, suit, arbitration, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to it or all or any of its property or assets immunity of that kind (whether or not claimed), each Party irrevocably agrees not to claim and irrevocably waives that immunity to the fullest extent permitted by the laws of that jurisdiction.

Article 29.7

Conflict with Articles of Association.

To the extent that there are any conflicts between the provisions of this Contract and the Articles of Association, this Contract shall prevail.

Article 29.8

Cession or Assignment.

Unless otherwise provided in this Contract, neither this Contract nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be ceded or assigned by any Party hereto without the written consent of the other Party.

Article 29.9

Efficiency.

All transactions contemplated in this Contract will be effected on a basis that maximizes the commercial and tax efficiency of such transaction for all Parties. If, based on a Change in Law or for any other reason, a Party can show that such transaction be restructured or otherwise changed to maximize commercial and/or tax efficiency, the Parties shall negotiate such efficiency for all affected Parties pursuant to Article 28.3.

Article 29.10

Schedules/Exhibits.

If there are any inconsistencies between the main body of this Contract and the
Schedules/Exhibits attached hereto, the provisions stipulated in the main body of this

SINO-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

Contract shall prevail.

Article 29.11

Terms.

Any terms used in the attached Exhibits/Schedules shall have the same meaning as those defined in this Contract, unless inconsistent with or otherwise expressly indicated by the context.

Article 29.12

Language of the Contract.

This Contract is written in both Chinese and English languages. Both versions shall have equal validity and any inconsistency or conflict between the two versions shall be resolved according to the intention of the Parties and purpose of this Contract.

Article 29.13

Original Copies.

This Contract is executed in eight (8) original counterparts in each of the English and Chinese versions, and each of which shall have equal effect in law. The Parties shall each retain one
Chinese copy and one English copy. The remaining copies shall be submitted to the

Approval Authority or other governmental authorities, or retained by the Company, as required.

IN WITNESS WHEREOF, the Parties hereto have signed this Contract as of the day and year first above written.

SINO-MOGOLIAN INTERNALTIONAL RAILROAD SYSTEMS CO., LTD.

By: /s/Wu Li Ji Mu Reri

Name: Wu Li Ji Mu Reri

Title: Chairman of the Board

CLEAN COAL TECHNOLOGIES, INC.,

By: /s/Douglas Hague

Name: Douglas Hague

Title:

President & Chief Executive Officer

SING-MONGOLIAN INTENATIONAL INVESTMENT CO. LTD. COOPERATIVE JOINT VENTURE CONTRACT

SCHEDULE I

MAP OF THE LAND

EXHIBIT A

SUPPLY AGREEMENT

EXHIBIT B

TECHNOLOGY LICENSE AGREEMENT